EXHIBIT 32.1

                           Section 1350 Certification

         I, Sheldon R. Rose, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Premier Nursing Products Corporation on Form 10-QSB for the period ended August 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Premier Nursing Products Corporation.

September 24, 2007                      By: /s/ Sheldon R. Rose
                                            -------------------
                                            Sheldon R. Rose,
                                            Principal Executive Officer and
                                            Principal Financial Officer

[A signed original of this written statement required by Section 906 has been provided to Sunwin International Neutraceuticals, Inc. and will be retained by Premier Nursing Products Corporation and furnished to the United States Securities and Exchange Commission or its staff upon request.]